Exhibit 99.1

PEDEVCO Announces Successful New Wells and Adds $1.9 Million Cash through Sale of Non-Core Assets

Over $18.5 Million Cash on Balance Sheet and Zero Debt

Houston, Texas, March 23, 2021 – PEDEVCO Corp. (NYSE American: PED) (the “Company”) today announced the results of two horizontal San Andres wells drilled and completed in its Phase II development program, as well as the sale of certain non-core assets in the D-J Basin which added approximately $1.9 million in cash to the Company’s balance sheet.

Highlights:

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Initiated production on the Haley Chaveroo SA Unit 301H (Haley 301) and the Haley Chaveroo SA Unit 303H (Haley 303), each with an approximately 4,800-foot horizontal section in the San Andres formation
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Brought Haley 301 onto production with an average thirty-day peak initial production rate (IP30) of 428.6 gross barrels of oil equivalent per day (BOEPD) (85% oil)
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Brought Haley 303 onto production with an average thirty-day peak initial production rate (IP30) of 178.4 gross barrels of oil equivalent per day (BOEPD) (84% oil)
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Sold approximately 230 net leasehold acres in the D-J Basin for $6,000 per net acre, adding approximately $1.38 million in cash proceeds
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Sold non-operated working interest in one well located on the divested acreage position for $500,000, for a total of approximately $1.9 million cash added to the balance sheet

J. Douglas Schick, President, commented, “We are encouraged by the IP30 rates of these two San Andres wells, which we believe further demonstrate the development potential of our Permian Basin Asset. We are also pleased to receive top-dollar for the sale of these non-core D-J Basin assets, which represent less than 2% of our total D-J Basin acreage. We believe that we are uniquely positioned with over $18.5 million of free cash, zero debt, and significant highly-prospective drilling inventory, which advantages we plan to aggressively leverage to develop our assets, pursue accretive merger and acquisition opportunities, and seek to deliver shareholder value.”

About PEDEVCO Corp.

PEDEVCO Corp. (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company’s principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. PEDEVCO is headquartered in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, when used in the preceding discussion, the words "estimates," "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the SEC.

References to thickness of oil pay or of a formation where evidence of hydrocarbons have been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil accumulations are not necessarily indicative of future production or ultimate recovery.

CONTACT:

PEDEVCO Corp.
(713) 221-1768
PR@pedevco.com